Exhibit 99.1
November 16, 2006
FOR IMMEDIATE RELEASE
For more information contact:
October Strategies, Inc., 212-459-3729 or 303-471-4511
JUPITER TELECOMMUNICATIONS ANNOUNCES
OCTOBER 2006 SUBSCRIBER FIGURES
Tokyo, Japan — Jupiter Telecommunications Co., Ltd. (J:COM; JASDAQ: 4817), the largest multiple system operator (MSO) in Japan based on the number of customers served, has announced that the total subscribing households as of October 31, 2006 served by J:COM’s 25 managed franchises reached 2.26 million*1, up 199,800, or 9.7% since October 31, 2005. The increase is attributed to growth of the subscribing households in existing service areas and the addition of newly consolidated franchises. Combined revenue generating units (RGUs) for J:COM TV, J:COM NET and J:COM PHONE reached over 3.99 million*1, up 451,400, or 12.8% since October 31, 2005. The bundle ratio (average number of services received per subscribing household) increased to 1.76 as of October 31, 2006 from 1.72 as of October 31, 2005. Details are provided in the table below:
*1 Excluding the number of the subscribing households for Cable West Inc.
Subscriber information for Cable West Inc., which became a consolidated subsidiary at the end of September 2006, is provided in a separate table because it is preliminary and subject to adjustment until J:COM has completed its review and determined that it is presented in accordance with J:COM policies.
Year-Over-Year Subscribing Household Comparisons: (Rounded to the nearest hundred)

	Revenue Generating Units				Total
					Subscribing
	J:COM TV	J:COM NET	J:COM PHONE	RGU Total	Households

As of October 31 , 2006	1,870,600	1,001,300	1,119,800	3,991,700	2,261,700
	Digital: 904,200
As of October 31, 2005	1,739,000	871,000	930,300	3,540,300	2,061,900
Net year-over-year increase	131,600	130,300	189,500	451,400	199,800
Net increase as percentage	7.6%	15.0%	20.4%	12.8%	9.7%

Note: The table above references subscribing household totals for companies managed by J:COM.

Results for J:COM’s consolidated subsidiaries are noted below:
Total consolidated subsidiaries: 18 franchises; 34 systems:

Consolidated Systems Total	Revenue Generating Units				Total
					Subscribing
	J:COM TV	J:COM NET	J:COM PHONE	RGU Total	Households

As of October 31, 2006	1,784,000	961,600	1,067,400	3,813,000	2,152,700
	Digital: 867,600
As of October 31, 2005	1,628,300	824,500	873,600	3,326,400	1,930,200
Net year-over-year increase	155,700	137,100	193,800	486,600	222,500
Net increase as percentage	9.6%	16.6%	22.2%	14.6%	11.5%

Results for Cable West’s consolidated subscribers are noted below:
Total consolidated subsidiaries: 6 franchises; 6 systems:

	Revenue Generating Units				Total
					Subscribing
	TV	NET	PHONE	RGU Total	Households

As of October 31, 2006	327,200	127,000	18,700	472,900	360,000
	Digital: 154,800
As of October 31, 2005	302,200	109,400	—	411,600	332,300
Net year-over-year increase	25,000	17,600	18,700	61,300	27,700
Net increase as percentage	8.3%	16.1%	—	14.9%	8.3%

About J:COM http://www.jcom.co.jp/
Established in 1995, Jupiter Telecommunications Co., Ltd. (J:COM) is Japan’s largest multiple system operator based on the number of subscribing customers, serving 2.26 million*2 subscribing households (as of October 31, 2006) in the Sapporo, Kanto, Kansai, and Kyushu regions. Based in Tokyo, J:COM is a corporate entity that provides cable television, high-speed Internet access, telephony and mobile services to customers through 25 managed franchises (as of October 31, 2006) operating at the local level. The number of serviceable households or “homes passed” in J:COM franchise areas is approximately 8.2 million *2(as of October 31, 2006). J:COM’s principal shareholder is LGI/Sumisho Super Media. J:COM is a public company, trading on the JASDAQ stock exchange under code No. 4817. For more information (available in English and Japanese), visit J:COM’s website at http://www.jcom.co.jp.
*2 Excluding the number of the subscribing households for Cable West Inc.
# # #
Certain statements in this news release may constitute “forward-looking statements,” which involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Jupiter Telecommunications Co., Ltd. and any of its subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.